Exhibit 99.1

One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO  63103
Ameren News Release
  Contacts:
Media	Analysts	Investors
Tim Fox	Bruce Steinke	Investor Services
(314) 554-3120	(314) 554-2574	(800) 255-2237
tfox2@ameren.com	bsteinke@ameren.com	invest@ameren.com

FOR IMMEDIATE RELEASE

AMEREN ANNOUNCES 2005 EARNINGS
Reaffirms 2006 Earnings Guidance

ST. LOUIS, MO., Feb. 14, 2006—Ameren Corporation (NYSE: AEE) today announced 2005 net income, including a charge for the cumulative effect of a change in accounting principle, of $606 million, or $3.02 per share, compared to net income of $530 million, or $2.84 per share, in 2004. Ameren recorded net income, including a charge for the cumulative effect of a change in accounting principle, of $20 million, or 10 cents per share, for the fourth quarter of 2005, compared to $83 million, or 42 cents per share, for the fourth quarter of 2004.

Ameren’s net income for 2005 includes an after-tax cumulative effect charge of approximately $22 million, or 11 cents per share, related to its non-rate-regulated operations, associated with the adoption of Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations.” Excluding this item, adjusted (non-GAAP) income was $628 million or $3.13 per share, for the full year of 2005, and $42 million, or 21 cents per share, for the fourth quarter of 2005.

“Improved operating earnings in 2005 resulted from the successful integration of Illinois Power Company and greater availability of our low-cost coal-fired power plants. This availability allowed us to enhance operating margins as we supplied increased native load demand resulting from warmer summer weather and took advantage of higher power prices on short-term energy sales,” said Gary L. Rainwater, chairman, chief executive officer and president of Ameren Corporation. “In addition, operating earnings benefited from organic growth in our service territory and from the sale of certain assets from our leveraged lease portfolio. These benefits more than offset increased fuel and purchased power expenses, including higher costs of operating in the Midwest Independent Transmission System Operator (MISO) Day Two energy market.”

Revenues in 2005 increased $1.6 billion to $6.8 billion compared to 2004. The Sept. 30, 2004, acquisition of Illinois Power Company added revenues of $1.3 billion in 2005. In addition, warm

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summer weather increased residential and commercial electric sales, and industrial electric sales benefited from the addition of Noranda Aluminum, Inc., the largest energy user in the state of Missouri, as a customer beginning June 1, 2005.

Cooling degree days in 2005 were approximately 37 percent above a mild 2004, according to the National Weather Service. Excluding the effect of the Illinois Power Company acquisition, weather-sensitive residential electric megawatthour sales increased 10 percent, and commercial electric megawatthour sales increased 3 percent, in 2005 compared to 2004. It is estimated that weather benefited 2005 earnings by 26 cents per share as compared to 2004.

Interchange revenues rose 19 percent in 2005 compared to 2004, due to higher power prices and access to the MISO Day Two energy market. In 2005, interchange revenues averaged $44 per megawatthour versus $30 per megawatthour in 2004. These factors more than offset the 19 percent decrease in year-over-year interchange sales in 2005. Interchange sales were lower in 2005 due largely to less excess power being available for sale as a result of the addition of Noranda Aluminum as a customer, increased residential and commercial native load demand, due principally to warmer weather, and coal conservation efforts required as a result of disruptions in coal deliveries.

Fuel and purchased power costs increased in 2005 over 2004, due to the addition of Illinois Power Company, increased sales, higher coal and related transportation costs and the incremental costs of operating in the MISO Day Two energy market. Incremental MISO costs reduced 2005 earnings by an estimated 29 cents per share compared to 2004.

Illinois Power Company contributed incremental net income of $68 million to Ameren’s earnings in 2005. Accretion from this acquisition and dilution from common shares issued by Ameren in advance of the September 2004 completion of the Illinois Power Company acquisition resulted in an estimated 23 cent increase in 2005 earnings per share.

“A highlight of 2005 was the successful completion of the refueling and maintenance outage at our Callaway nuclear plant - the most extensive in Callaway’s history,” added Rainwater. “During the outage, which was one of the most efficient and effective outages in the plant’s history, we refueled the plant and replaced the steam generators and turbine rotors in 63 ½ days, positioning the plant very well for the future. “

Fourth quarter 2005 net income was reduced by 14 cents per share due to the Callaway outage. The 2004 refueling and maintenance outage was performed in the second quarter. Net

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income in the fourth quarter of 2005 was also negatively impacted by MISO-related expenses of 12 cents per share and a 10 cent per share reduction in native load and interchange margins, due to coal conservation measures and increased coal and related transportation costs. Sales of leveraged leases benefited fourth quarter 2005 net income by 11 cents per share compared to the year-ago period.

Ameren also announced today that it is reaffirming its 2006 earnings guidance. The company continues to expect 2006 earnings to range between $2.95 and $3.25 per share. Ameren’s guidance assumes normal weather for the full year and is subject to, among other things, plant operations, energy market and economic conditions, unusual or otherwise unexpected gains or losses and other risks and uncertainties outlined in Ameren’s Forward-looking Statements.

Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Tuesday, Feb. 14, to discuss 2005 earnings and other matters related to the company. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Q4 2005 Ameren Corporation Earnings Conference Call," then the appropriate audio link. A slide presentation will also be available on Ameren’s Web site that reconciles 2005 earnings per share to 2004 earnings per share and 2006 earnings per share guidance to 2005 earnings per share. This presentation will be posted in the “Investors” section of the Web site under “Presentations.” The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 11:30 a.m. noon (Central Time), from Feb. 14 through Feb. 21, by dialing, U.S. (800) 405-2236; international (303) 590-3000 and entering the number: 11052965#.

With assets of more than $18 billion, Ameren serves approximately 2.3 million electric customers and more than 900,000 natural gas customers in a 64,000 square mile area of Missouri and Illinois. Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a generating capacity of more than 15,200 megawatts.

Regulation G Statement

Ameren has presented certain information in this presentation on a diluted cents per share basis. These diluted per share amounts reflect certain factors that directly impact Ameren’s total earnings per share. In addition, Ameren has provided information before and after a cumulative effect of change in accounting principle. Ameren believes this information is useful because it enables readers to better understand the impact of these factors on Ameren’s earnings per share.

Forward-looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation)

statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provi-sions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in our filings with the SEC, could cause actual results to differ materially from management expectations as suggested by such forward-looking statements:

•	regulatory actions, including changes in regulatory policies and ratemaking determinations;
•
the impact of changes to the joint dispatch agreement among Union Electric Company, Ameren Energy Generating Company and Central Illinois Public Service Company ordered by, or resulting from actions of, regulators;

•	changes in laws and other governmental actions, including monetary and fiscal policies;
•
the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as when the current electric rate freeze and current power supply contracts expire in Illinois in 2006;

•	the effects of participation in the MISO;
•
the availability of fuel for the production of electricity, such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;
•	prices for power in the Midwest;
•	business and economic conditions, including their impact on interest rates;
•	disruptions of the capital markets or other events that make access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit ratings agencies and the effects of such actions;
•	weather conditions and other natural phenomena;
•	generation plant construction, installation, availability and performance, including costs associated with the Taum Sauk pumped-storage hydro-electric plant incident and its future use;
•	operation of UE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;
•	the effects of strategic initiatives, including acquisitions and divestitures;
•
the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements will be introduced over time, which could have a negative financial effect;

•	labor disputes, future wages and employee benefits costs, including changes in returns on benefit plan assets;
•
changes in the energy markets, environmental laws or regulations, interest rates, or other factors that could adversely affect assumptions in connection with the CILCORP Inc. and Illinois Power Company acquisitions;

•	the impact of conditions imposed by regulators in connection with their approval of Ameren’s acquisition of Illinois Power Company;
•	the inability of our counterparties to meet their obligations with respect to our contracts and financial instruments;
•	the cost and availability of transmission capacity for the energy generated by Ameren generating facilities or required to satisfy energy sales;
•	legal and administrative proceedings; and
•	acts of sabotage, war or terrorist activities.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events, or otherwise.

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AMEREN CORPORATION (AEE)
CONSOLIDATED OPERATING STATISTICS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Electric Sales - KWH (in millions):
Residential	5,691	5,192	25,570	19,121
Commercial	5,953	5,812	24,969	20,863
Industrial	6,176	5,605	23,880	19,971
Wholesale	2,322	2,245	9,684	9,388
Other	191	185	732	421
Native	20,333	19,039	84,835	69,764
Interchange sales	2,191	4,218	11,224	13,801
Total	22,524	23,257	96,059	83,565

Electric Revenues - (in millions):
Residential	$ 344	$ 317	$ 1,805	$ 1,323
Commercial	327	314	1,565	1,239
Industrial	239	214	1,019	815
Wholesale	79	79	339	335
Other	12	13	52	33
Native	1,001	937	4,780	3,745
Interchange sales	141	138	499	420
Other	32	33	152	98
Total	$ 1,174	$ 1,108	$ 5,431	$ 4,263

Power Supply (%):
Fossil	67.4	63.0	67.9	76.5
Nuclear	5.1	12.4	8.1	9.3
Hydro	0.8	1.9	1.3	1.7
Purchased	26.7	22.7	22.7	12.5

Fuel Cost per KWH (cents)	1.168	1.073	1.196	1.096
Gas Sales - MMBTU (in thousands)	38,489	33,970	114,182	87,787

	December 31,	December 31,
	2005	2004
Common Stock:
Shares outstanding (in millions)	204.2	195.2
Book value per share	$31.09	$29.71

Capitalization Ratios:
Common equity	52.5%	49.1%
Preferred stock	1.6%	1.7%
Debt, net of cash	45.9%	49.2%

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31,	December 31,
	2005	2004

ASSETS
Current Assets:
Cash and cash equivalents	$96	$69
Accounts receivable - trade	552	442
Unbilled revenue	382	336
Miscellaneous accounts and notes receivable	31	38
Materials and supplies, at average cost	814	623
Other current assets	185	74
Total current assets	2,060	1,582
Property and Plant, Net	13,572	13,297
Investments and Other Assets:
Investments in leveraged leases	50	140
Nuclear decommissioning trust fund	250	235
Goodwill and other intangibles, net	980	940
Other assets	419	411
Regulatory assets	831	829
Total investments and other assets	2,530	2,555

TOTAL ASSETS	$18,162	$17,434

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$96	$423
Short-term debt	193	417
Accounts and wages payable	706	567
Taxes accrued	131	26
Other current liabilities	361	374
Total current liabilities	1,487	1,807
Long-term Debt, Net	5,354	5,021
Preferred Stock of Subsidiary Subject to Mandatory Redemption	19	20
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	1,969	1,886
Accumulated deferred investment tax credits	129	139
Regulatory liabilities	1,132	1,042
Asset retirement obligations	518	439
Accrued pension and other postretirement benefits	760	756
Other deferred credits and liabilities	218	315
Total deferred credits and other liabilities	4,726	4,577
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	17	14
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,399	3,949
Retained earnings	1,999	1,904
Accumulated other comprehensive loss	(24)	(45)
Other	(12)	(10)
Total stockholders' equity	6,364	5,800

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,162	$17,434

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Operating Revenues:
Electric	$1,174	$1,108	$5,431	$4,263
Gas	526	368	1,345	866
Other	1	1	4	6
Total operating revenues	1,701	1,477	6,780	5,135

Operating Expenses:
Fuel and purchased power	531	390	2,055	1,253
Gas purchased for resale	407	263	957	598
Other operations and maintenance	378	381	1,487	1,337
Depreciation and amortization	160	159	632	557
Taxes other than income taxes	81	81	365	312
Total operating expenses	1,557	1,274	5,496	4,057
Operating Income	144	203	1,284	1,078

Other Income and Expenses:
Miscellaneous income	10	12	29	32
Miscellaneous expense	(3)	(3)	(15)	(9)
Total other income	7	9	14	23

Interest Charges and Preferred Dividends:
Interest	80	86	301	278
Preferred dividends of subsidiaries	3	3	13	11
Net interest charges and preferred dividends	83	89	314	289

Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle	68	123	984	812

Income Taxes	26	40	356	282

Income Before Cumulative Effect of Change in Accounting Principle	$42	$83	$628	$530

Cumulative Effect of Change in Accounting Principle, Net of Income Taxes	(22)	-	(22)	-

Net Income	$20	$83	$606	$530

Earnings per Common Share - Basic and Diluted:
Income before cumulative effect of change in accounting principle	$0.21	$0.42	$3.13	$2.84
Cumulative effect of change in accounting principle, net of income taxes	(0.11)	-	(0.11)	-
Earnings per Common Share - Basic and Diluted:	$0.10	$0.42	$3.02	$2.84

Average Common Shares Outstanding	204.3	194.8	200.8	186.4

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended
	December 31,
	2005	2004

Cash Flows From Operating Activities:
Net income	$606	$530
Adjustments to reconcile net income to net cash
provided by operating activities:
Cumulative effect of change in accounting principle	22	-
Gain on sale of leveraged lease companies	(22)	-
Depreciation and amortization	588	557
Amortization of nuclear fuel	28	31
Amortization of debt issuance costs and premium/discounts	15	13
Deferred income taxes and investment tax credits, net	59	339
Coal contract settlement	-	36
Other	2	(44)
Changes in assets and liabilities, excluding the effects of the acquisition:
Receivables, net	(160)	(18)
Materials and supplies	(108)	(25)
Accounts and wages payable	129	29
Taxes accrued	107	(67)
Assets, other	(80)	(62)
Liabilities, other	(37)	(3)
Pension and other postretirement obligations, net	22	(187)
Net cash provided by operating activities	1,171	1,129

Cash Flows From Investing Activities:
Capital expenditures	(947)	(806)
Proceeds from sale of leveraged lease companies	54	-
Acquisitions, net of cash acquired	12	(443)
Nuclear fuel expenditures	(17)	(42)
Other	17	25
Net cash used in investing activities	(881)	(1,266)

Cash Flows From Financing Activities:
Dividends on common stock	(511)	(479)
Capital issuance costs	(6)	(40)
Short-term debt, net	(224)	256
Redemptions, Repurchases and Maturities:
Nuclear fuel lease	-	(67)
Long-term debt	(618)	(1,465)
Preferred stock	(1)	(1)
Issuances:
Common stock	454	1,441
Long-term debt	643	458
Other	-	(8)
Net cash provided by (used in) financing activities	(263)	95

Net Change In Cash and Cash Equivalents	27	(42)
Cash and Cash Equivalents at Beginning of Year	69	111

Cash and Cash Equivalents at End of Year	$96	$69